UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2009

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 White Plains Road, 6th Floor, Tarrytown, New York 10591

(Address of principal executive offices, including zip code)

(914) 631-1435

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

Environmental Power Corporation (the “Company”) announced that it received a Nasdaq Staff Determination (the “Staff Determination”) on March 16, 2010 indicating that the Company is not in compliance with the $1.00 minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2), and that the Company’s securities are, therefore, subject to delisting from The Nasdaq Capital Market. If the Company does not appeal the Staff Determination before a Hearings Panel (the “Panel”), the Staff Determination states that trading of the Company’s common stock will be suspended at the opening of business on March 25, 2010 and the Company’s securities will be delisted from The Nasdaq Stock Market.

At this time the Company does intend to pursue an appeal of the Staff Determination and request such a hearing before the Panel, at which hearing the Company must present a definitive plan to resolve the bid price deficiency. The Staff Determination states that historically, the Panel has generally viewed a reverse stock split in 30 to 60 days as the only definitive plan acceptable to resolve a bid price deficiency, but that the Panel could allow up to 180 calendar days from the date of the Staff Determination to accomplish a split if the Panel deems it appropriate. Submission of an appeal and hearing request not later than 4:00 p.m. Eastern Time on March 23, 2010, will stay the suspension of trading and the delisting of the Company’s common stock pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/S/ MICHAEL E. THOMAS
Michael E. Thomas
Senior Vice President, Chief Financial Officer and Treasurer

Dated: March 19, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 19, 2010.

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